WHEELS UP x NBAA George Mattson Chief Executive Officer October 22, 2024 Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (the “Company”, “Wheels Up”, “our”, “us” or “we”). These forward-looking statements include, but are not limited to, statements regarding: (i) the acquisition of 17 Embraer Phenom 300 and Phenom 300E aircraft and certain related maintenance assets to support the fleet, and existing customer program from GrandView Aviation LLC (the “GrandView Acquisition”), and any expected benefits or impacts to the Company as a result of the GrandView Acquisition or operation of the assets acquired as part of the GrandView Acquisition after closing, including the Company’s ability to consummate the closing of such acquisition on the schedule that it currently anticipates; (ii) the commitment letter entered into between Wheels Up and Bank of America, N.A. and the up to $332 million senior secured revolving credit facility (the “Revolving Facility”) contemplated thereby, including the expected terms of the Revolving Facility, the ability to use net proceeds from the Revolving Facility to fund the GrandView Acquisition, the refinancing of the Company’s existing equipment notes, the potential receipt and expected use of any remaining net proceeds from the initial closing under the Revolving Facility (including the potential future acquisition of aircraft using such net proceeds, assumptions regarding the consummation of aircraft sales currently under contract and other factors that may impact the amount of remaining net cash proceeds expected to be delivered to Wheels Up from such initial closing), the ability of the Company to reborrow under the Revolving Facility in the future, and the ability of the Company to consummate such financing on the terms and timeline that it currently anticipates; and (iii) the Company’s fleet modernization strategy described herein and the ability of the Company to execute such strategy, as well as the expected operational and financial impacts to the Company from implementing such strategy on the timeline that it currently anticipates. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 7, 2024 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this presentation. Wheels Up: NBAA 2024 2

Fleet Modernization Strategy Wheels Up 3

Fleet Modernization

3-year plan to modernize and simplify the Wheels Up fleet.

RETIRING 4 DIFFERENT TYPES OF JET AIRCRAFT FROM OUR FLEET

Citation CJ3



Citation Excel



Hawker 400XP



Citation X



ADDING 2 DIFFERENT TYPES OF JET AIRCRAFT TO OUR FLEET

Phenom 300 Series



Challenger 300 Series



CONTINUE TO OPERATE A FLEET OF KING AIR 350i AIRCRAFT IN THE PRIMARY SERVICE AREA

King Air 350i



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Wheels Up

Strategic Pillars Wheels Up Customer-centric Global Aviation Solutions with Delta Precision Execution Elevated Customer Experience 5

• Providing Wheels Up members and customers with more value through exclusive benefits not offered anywhere else in the aviation industry • Flexible, on-demand programmatic offering versus fractional alternative that comprises most of the install base of these aircraft types • Maximizing travel flexibility through seamless access to both private and premium commercial aviation for any trip, worldwide W he el s U p x D el ta A ir L in es Developing a first of its kind global aviation solution with Delta 6

W he el s U p Our fleet transition is expected to lower the average aircraft age of our fleet, enhance our continuous commitment to operational excellence and elevate the experience for our customers. Operational Excellence PRECISION EXECUTION Anticipated improvement in operational performance and customer comfort FLEET AGE REDUCTION Expected to reduce the average age of aircraft in our fleet by approximately 10 years ELEVATED CUSTOMER EXPERIENCE Commitment to deliver greater reliability and capability to enable experiences worth repeating on every trip 7 7

Elevated Customer Experience Wheels Up 8

9 Confidential, Wheels Up Experience Inc. Embraer Phenom 300 Series vs Existing Light Jet Elevating the customer experience with Embraer Phenom 300 Series aircraft The Phenom 300 series has been the best-selling Light Jet platform for more than a decade. WHEELS UP: NBAA 2024 9 • Larger cabin • Expanded luggage storage • Longer range • Higher reliability • Superior ergonomic design • Cross over capability with midsize aircraft • Preferred corporate aircraft

10 Confidential, Wheels Up Experience Inc. Elevating the customer experience with Bombardier Challenger 300 Series aircraft Bombardier Challenger 300 Series vs Existing Citation X WHEELS UP: NBAA 2024 10 • Larger stand-up cabin • Flat floor • Expanded luggage storage • Longer range • Higher reliability • Full galley • Preferred corporate aircraft The Challenger 300 series has been the best-selling Super-mid Jet platform for more than a decade.

11 Confidential, Wheels Up Experience Inc. Gogo Elevating the customer experience with Gogo Galileo HDX satellite-based Wi-Fi We are commited to delivering the most robust Wi-Fi capabilities to our customers on the market – just as our partner Delta has in the commercial aviation space. • We have entered into a letter of intent with Gogo Business Aviation to equip our new Phenom and Challenger fleets with the enhanced capabilities and superior performance of Gogo Galileo HDX satellite-based Wi-Fi • Gogo’s low earth orbit (LEO) satellite system is expected to deliver high bandwidth, low latency, universal coverage and be capable of live streaming and voice telephony WHEELS UP: NBAA 2024 11 • Robust satellite Wi-Fi capability • One of the first and only domestic fleets with full satcom capability

12 Confidential, Wheels Up Experience Inc. Acquisition: GrandView Aviation Phenom Fleet Wheels Up 12

13 Confidential, Wheels Up Experience Inc. GrandView Aviation Transaction (1) Acquiring GrandView Aviation’s Phenom Fleet expected to accelerate our fleet transition Wheels Up has entered into a binding agreement to acquire the entire Phenom 300 Series fleet of GrandView Aviation, a subsidiary of Global Medical Response, at a purchase price of $105 million, subject to certain adjustments. WHEELS UP: NBAA 2024 (1) Please see Wheels Up's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 22, 2024 for additional details about the GrandView Aviation transaction. 13 • Agreement we have signed provides for the acquisition of GrandView Aviation’s fleet of 17 Embraer Phenom 300 and 300E aircraft and related maintenance assets to support the fleet, as well as existing customer programs • Average age of aircraft within GrandView Aviation’s Phenom fleet is approximately 7 years • Expected to close in 4Q 2024, subject to closing conditions • Immediate introduction into programmatic membership and charter offering at closing • Largest on-demand fleet of Phenom 300 series aircraft • Large install base and liquid secondary market enables fleet transition

14 Confidential, Wheels Up Experience Inc. Operational Transition • Also expect to enter into a Transition Services Agreement with GrandView Aviation under which they will continue to operate the aircraft on our behalf for a short period after closing • Acquired Phenom 300 and Phenom 300E aircraft expected to be transitioned to the Wheels Up Private Jets operating certificate by early next year • As aircraft transition to Wheels Up’s certificate shortly after closing, anticipate operation by combined crews from GrandView and Wheels Up WHEELS UP: NBAA 2024 (1) Please see Wheels Up's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 22, 2024 for additional details about the GrandView Aviation transaction. 14 Prioritizing a seamless operational transition, including our pilots

15 Confidential, Wheels Up Experience Inc. Bombardier Challenger 300 and Challenger 350 Series Aircraft Wheels Up x Bombardier Challenger 300 and 350 WHEELS UP: NBAA 2024 15 • Wheels Up intends to opportunistically acquire a fleet of pre-owned Challenger 300 and Challenger 350 series aircraft via the secondary market through a combination of outright purchases and long-term leasing • Agreed to sell all thirteen (13) Citation X aircraft, currently owned by Wheels Up, to an unrelated third-party • Also entered into leases for a portion of those sold Citation Xs, while amending the lease terms for other Citation X aircraft that are currently leased from that same buyer • We expect to begin operating Bombardier Challenger aircraft in our fleet by early next year and to complete the transition to our Challenger fleet within approximately three (3) years • Large install base and liquid secondary market enables fleet transition

16 Confidential, Wheels Up Experience Inc. Committed Financing (1) Committed Financing from Bank of America with Credit Support from Delta Air Lines Concurrent with the anticipated closing of the GrandView Aviation transaction, we expect to enter into a new five (5) year $332 million revolving credit facility provided by Bank of America. This new revolving credit facility is expected to support four (4) main actions: 1. Refinance our existing aircraft debt facility secured by first-priority liens on our owned aircraft fleet 2. Fund the purchase of the seventeen (17) Phenom 300 and Phenom 300E aircraft from GrandView Aviation 3. Expected to deliver up to $115 million of additional cash to Wheels Up's balance sheet (2) 4. Provide future revolving borrowing availability for our fleet modernization strategy as we opportunistically acquire additional Phenom Series and Challenger Series aircraft WHEELS UP: NBAA 2024 (2) Assumes the expected uses of net proceeds described in (1) and (2) above, the netting of a $20 million deposit with respect to Wheels Up's existing aircraft debt facility equipment notes against the redemption price for such equipment notes and the consummation of sales of certain owned aircraft that are currently under contract prior to the closing of the potential financing, Wheels Up expects that upon the initial closing of the new revolving credit facility, if at all, approximately $75 to $115 million of net proceeds (before transaction related expenses) will become available for general corporate purposes, including the potential acquisition of additional Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft. (1) Please see Wheels Up's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 22, 2024 for additional details about the committed financing from Bank of America, N.A. 16 • Comprehensive refinancing expected to enable fleet transition • Delta credit support enhances access to capital and reduces borrowing costs

Summary

1. Transitioning from 4 different types of jet aircraft to 2: Phenom 300 Series and Challenger 300 Series

2. Retiring existing fleet of Citation CJ3, Hawker 400XP, Citation Excel/XLS, and Citation X within approximately 3 years

3. Continuing to operate a fleet of King Air 350i aircraft in our current Primary Service Area

4. Fleet transition accelerated by two (2) expected aircraft transactions – acquisition of Phenom Series aircraft from GrandView Aviation and sale of, and restructured leases for, current Citation X fleet

5. GrandView acquisition expected to introduce 17 Phenom 300 and Phenom 300E aircraft into service in 4Q 2024

6. Committed financing from Bank of America, with credit support from Delta, expected to support fleet modernization strategy

7. LOI with Gogo for satcomm Wi-Fi standard on anticipated new fleet as we elevate the customer experience

8. Application of the Wheels Up brand look and feel to the UP fleet coming soon

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Wheels Up

Confidential, Wheels Up Experience Inc. Thank you 10/22/24 US. FAA-licensed and DOT-registered air carriers participating in the program, including certain carriers affiliated with Wheels Up through common ownership, exercise full operational control of all flights offered by or arranged through Wheels Up. For on-demand flights and shuttle flights operated as scheduled service, Wheels Up acts solely as an agent for Wheels Up members and guests in arranging these flights on their behalf. For shuttle flights operated as Public Charter service, Wheels Up acts as principal in offering these flights subject to the DOT's Public Charter rules contained in 14 CFR Part 380. All aircraft owned or leased by Wheels Up may be leased to an affiliated air carrier and are operated exclusively by that carrier, unless specifically identified prior to a flight.